                                           NEWS RELEASE

Weatherford Announces Proposal to Redomesticate to the United States, Establishing Texas as New Legal Domicile

Move reflects continued execution of Weatherford’s free-cash-flow-focused strategy to streamline corporate structure, enhance capital management flexibility and deliver long-term shareholder value

HOUSTON, April 2, 2026 - Weatherford International plc (NASDAQ: WFRD) (“Weatherford” or the “Company”) today announced its proposal to reorganize the Company’s corporate structure by redomesticating its parent company from Ireland to the United States, with Texas as the parent company’s new legal home. The proposed redomestication is expected to be completed in the third quarter of 2026, subject to shareholder and other customary approvals for a transaction of this type.

Weatherford’s global operational headquarters has been located in Houston for more than two decades, and the Company maintains a substantial operational, technological, and workforce presence across Texas and the broader U.S. energy corridor.

Girish Saligram, Weatherford’s President and Chief Executive Officer, commented, “This transition continues the evolution of the New Weatherford and brings greater alignment between our operating profile and structure. With improving free cash generation as our North Star, the Company’s balance sheet strength, operating performance and organizational culture gives ample confidence in our long-term opportunity set and potential.

We believe that our redomestication to the United States, and specifically to Texas where our leadership and central organizational expertise reside, strengthens our ability to execute on our strategy with even greater clarity and efficiency. As we take this step, our focus on delivering for all of our global customers and advancing our global operations remains unwavering. This change in alignment is expected to position us to accelerate innovation, expand our capabilities, and continue delivering differentiated value across the global energy sector, while generating greater returns for our shareholders.”

Strategic Rationale for Redomestication
The Company has evaluated a redomestication or similar transaction over several years, and believes the time is right to proceed. Redomestication is expected to enhance long-term shareholder value through:

•Simplifying our corporate and operational structure, including reducing or eliminating certain administrative and compliance burdens as well as associated costs
•Providing the possibility of a larger U.S. shareholder base and greater access to capital, including by broadening our potential lender base
•Adhering to a set of well-established principles of corporate governance that provide statutory clarity and promote stability and certainty for corporate decision-making for the benefit of the Company and its shareholders
•Improving our ability to respond to developments in tax laws, enabling greater agility in managing global tax considerations

The redomestication is not expected to impact the Company’s global footprint, customer commitments, or ongoing operations in other regions. The Company will continue to serve customers worldwide with the same focus on safety, reliability and performance.

About Weatherford
Weatherford delivers innovative energy services that integrate proven technologies with advanced digitalization to create sustainable offerings for maximized value and return on investment. Our world-class experts partner with customers to optimize their resources and realize the full potential of their assets. Operators choose us for strategic solutions that add efficiency, flexibility, and responsibility to any energy operation. The Company conducts business in approximately 75 countries and has approximately 16,700 team members representing more than 105 nationalities and 305 operating locations. Visit weatherford.com for more information and connect with us on social media.

Forward-Looking Statements
This press release, as well as other statements we make, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about the Company’s beliefs, plans, estimates, or expectations, are forward-looking statements. Forward-looking statements often use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “plan,” “potential,” “should,” “target,” “will,” and other words of similar meaning. Such forward-looking statements include, but are not limited to, statements regarding the proposed redomestication, that include, among other things, the anticipated timing and benefits of the proposed redomestication, and statements relating to future financial performance and results. These statements are based on current beliefs, plans, estimates, and expectations, all of which involve risk and uncertainty. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them.

The factors that could cause actual results to differ materially from current expectations include, but are not limited to, our ability to receive, in a timely manner and on satisfactory terms, required shareholder and court approval, and to satisfy the other conditions to the proposed redomestication within the expected timeframe or at all; our ability to realize the expected benefits from the proposed redomestication; the occurrence of difficulties in connection with the redomestication, including any costs related thereto; the risk that the proposed redomestication disrupts current plans and operations; any changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Ireland, the United States and other jurisdictions following the proposed redomestication; and the future financial performance of Weatherford following the redomestication.

The foregoing factors are in addition to those other risks, uncertainties, and factors included in the “Risk Factors” section and elsewhere in Weatherford’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, the proxy statement described below, and other documents filed with the SEC. There may be other risks and uncertainties that we are not currently aware of or are unable to predict and which may also affect the Company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and Weatherford undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Additional Information and Where to Find It
In connection with the proposed redomestication, Weatherford filed a preliminary proxy statement with the SEC on April 2, 2026, and intends to also file with the SEC and mail to its shareholders a definitive proxy statement. Weatherford may also file other relevant documents with the SEC regarding the proposed redomestication. The information in the preliminary proxy statement is not complete and may be changed. The definitive proxy statement (when available) will be mailed to shareholders of Weatherford. This communication is not a substitute for any proxy statement or any other document that is or may be filed with the SEC or sent to Weatherford’s shareholders in connection with the proposed redomestication.

INVESTORS AND SECURITY HOLDERS OF WEATHERFORD ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT WEATHERFORD AND THE PROPOSED REDOMESTICATION AND RELATED MATTERS.

Investors and security holders are and will be able to obtain free copies of the preliminary proxy statement, and the definitive proxy statement (if and when available) and other documents containing important information about Weatherford and the proposed redomestication once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Weatherford are available free of charge on Weatherford’s website at www.weatherford.com.

Participants in the Solicitation
Weatherford and its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from Weatherford’s shareholders in connection with the proposed redomestication. Information about the directors and executive officers of Weatherford and their ownership of Weatherford’s securities is set forth in the definitive proxy statement for Weatherford’s 2025 Annual Meeting of Shareholders (https://www.sec.gov/ix?doc=/Archives/edgar/data/0001603923/000160392325000091/wfrd-20250423.htm), which was filed with the SEC on April 23, 2025, including under the sections entitled “Director Compensation”, “Summary Compensation Table”, “Grants of Plan-Based Awards”, “Outstanding Equity Awards at December 31, 2024”, “Option Exercises and Shares Vested in 2024”, and “Share Ownership”. Additional information regarding the interests of Weatherford’s directors and executive officers in the proposed redomestication, which may, in some cases, be different than those of Weatherford’s shareholders generally, is included in the preliminary proxy statement relating to the proposed redomestication, which was filed with the SEC on April 2, 2026, and will be included in the definitive proxy statement relating to the proposed redomestication if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above.
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For Investors:
Luke Lemoine
Weatherford Investor Relations
+1 713-836-7777
investor.relations@weatherford.com

For Media:
Kelley Hughes
Weatherford Communications, Marketing and Sustainability
media@weatherford.com